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                    ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement, dated as of March 31, 1997, is among Granite Financial Acquisition Corp. I, a Delaware corporation ("Buyer"); Global Finance & Leasing, Inc., a Michigan corporation ("Seller") and Thomas Mannes ("Mannes").

                            Recitals

A.    Seller is engaged in the business of equipment leasing (the
"Business").

B. Mannes is the owner of all the issued and outstanding common stock of Seller.

C. Upon and subject to the terms and conditions set forth herein, Buyer desires to buy and Seller desires to sell and transfer all of the assets and business of Seller, and Buyer is willing to assume certain specified liabilities and obligations of Seller, all as hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants of the parties hereto, it is hereby agreed as follows:

     1.   Definitions

     1.1   Definitions.   The following terms when used  in  this
Agreement shall have the following meanings:

     "Acquisition Proposal" shall mean any proposal for the acquisition of, or merger or other business combination involving Seller or the sale of any controlling equity interest in, or the Business or substantially all the assets of, Seller, other than the Contemplated Transactions.

     "Action"   shall   mean   any  action,   suit,   proceeding,
investigation or arbitration.

     "Affiliate" shall mean, with respect to any person, at the time in question any other person controlling, controlled by or under common control with such person.

     "Agreement"  shall  mean  this  Asset  Purchase   Agreement,
including   the  exhibits  and  schedules  hereto,  as   amended,
supplemented or otherwise modified from time to time.

     The term "audit" or "audited" when used in regard to financial statements shall mean an examination of the financial statements by a firm of independent certified public accountants in accordance with generally accepted auditing standards for the purpose of expressing an opinion thereon.

     "Business  Day" shall mean each Monday, Tuesday,  Wednesday,
Thursday and Friday which is not a day on which banking institutions in the City of Denver, are authorized or obligated by law or executive order to close.

     "Certificate of Incorporation" shall mean, in the case of any corporation, the certificate of incorporation, articles of incorporation or charter of a corporation, howsoever denominated under the laws of the jurisdiction of its incorporation.

     "Claims"   shall   mean   any   actions,   suits,    claims,
counterclaims or legal, administrative or arbitral proceedings or investigations of any kind.

     "Closing" shall mean the closing of the sale and purchase of the Purchased Assets and Business of Seller, as contemplated by this Agreement.

     "Contract" shall mean any contract, agreement, indenture, note, bond, lease, conditional sale contract, mortgage, license, franchise, instrument, commitment or other binding arrangement, whether written or oral.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Contemplated    Transactions"   means   the    transactions
contemplated by this Agreement or any other Contract to be entered into in connection herewith.

     "Control" (including the terms "controlling , controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person whether through the ownership of voting securities or otherwise.

     "Employee Benefit Plan" shall mean any qualified or non-qualified deferred compensation plan or arrangement that Seller maintains or to which Seller contributes or which Seller has ever maintained or contributed for the benefit of any director, officer or employee of Seller, including but not limited to employee benefit plans (as defined in Section 3(3) of ERISA).

     "Environmental Laws" shall mean, without limitation, all environmental statutes enacted by Governmental Bodies, and any executive orders, ordinances, rules or regulations promulgated under the foregoing, and state tort laws and common law.

     "Environmental Matters" shall mean any matter arising out of, relating to or resulting from pollution, contamination, protection of the environment or human health and safety, or other related matters, including any matters relating to the spill, pumping, injection, disposal, dumping, leaching, migration, emission, discharge or threatened release of Hazardous Materials into the indoor or outdoor environment, including without limitation, the movement of Hazardous Materials through or in air, soil, surface water, ground water or property or the manufacture, process, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.
     "Equipment Leases" shall mean those equipment lease agreements between Seller, as lessor, and the lessee thereof, that are owned or serviced by Seller as of the Closing.

     "ERISA"  shall mean the Employee Retirement Income  Security
Act of 1976, as amended.

     "Federal" shall mean of or pertaining to the government of the United States.

     "Financial Statements" shall mean the audited financial statements of Seller consisting of a balance sheet, statements of income and supporting schedules as at and for the (i) years ended December 31, 1995 and 1996 and (ii) the interim period from January 1, 1997 through February 28, 1997, complete copies of which have been delivered to Buyer.

     "GAAP" shall mean generally accepted accounting principles in effect on the date hereof as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States.

     "Governmental Body" shall mean any government or political subdivision thereof whether federal, state or local, or any agency or instrumentality of any such government or political subdivision or any court or arbitrator.

     "Hazardous Materials" shall mean any pollutants, contaminants, hazardous or toxic substances, materials, constituents or chemicals (including, without limitation, petroleum or any by-products or fractions thereof, any form of natural gas, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs") and PCB-containing equipment, radon and other radioactive elements, infectious, carcinogenic, mutagenic, or etiologic agents, pesticides, defoliants, explosives, flammables, corrosives and urea formaldehyde) that are regulated by any Environmental Laws.

     "IRS" shall mean the Internal Revenue Service.

     The term "knowledge" with respect to (a) any individual shall mean actual knowledge and (b) any entity shall mean the actual knowledge of the directors, executive officers or managers of such entity; and "knows" has a correlative meaning.

     "Laws" shall mean any federal, state or local law, statute, code, ordinance, rule, regulation or other requirement.

     "Liability" shall mean any direct or indirect indebtedness, liability, assessment, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, actual or potential, contingent or otherwise (including any liability under any guaranties, letters of credit, performance credits or with respect to insurance loss accruals).
     "Lien" shall mean, with respect to any asset, any mortgage, lien (including mechanics, warehousemen, laborers and landlords liens), claim, pledge, charge, security interest, preemptive right, right of first refusal, option, judgment, title defect, or encumbrance of any kind in respect of or affecting such asset.

     "Material Adverse Effect" shall mean an effect which is either (i) materially adverse to the Permits, properties, prospects, business, condition (financial or otherwise), assets, liabilities, or results of operations of the Purchased Assets or the Business or (ii) adverse to the ability of Seller or Mannes to consummate any of the Contemplated Transactions.

     "Order" shall mean any order, judgment, injunction, decree, consent or writ.

     "Permit"   shall   mean  any  license,  franchise,   permit,
certificate of occupancy, authorization or approval.

     "person"  shall  mean  and  includes  any  natural   person,
corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, business trust, unincorporated organization or other entity.

     "Purchased Assets" shall mean all the properties, rights, interests and assets, real, personal or mixed, tangible or intangible to be sold, assigned, conveyed, demised or otherwise transferred to Buyer pursuant to the terms hereof.

     "Representatives" of a person shall mean the directors, officers, employees, accountants, lawyers, advisers and agents of such person.

     "Subject Equipment" means the equipment owned by Seller that
is   subject  to  an  Equipment  Lease  and  all  warranties  and guarantees, if any, express or implied, existing for the benefit of Seller with respect to the Subject Equipment.

     "Subsidiary" of any person shall mean any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly through one or more intermediaries, or both, by such person.

     "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") shall mean (i) any net income, gross income, gross receipts, sales, use, ad valorem, transfer, transfer gains, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, rent, recording, occupation, premium, real or personal property, intangibles, environmental or windfall profits tax, alternative or add-on minimum tax, customs duty or other tax, fee, duty, levy, impost, assessment or charge of any kind whatsoever (including but not limited to taxes assessed to real property and sewer rents relating thereto), together with any interest and any penalty, addition to tax or additional amount imposed by any Governmental Body (domestic or foreign) (a "Tax Authority") responsible for the imposition of any such tax, with respect to Seller, the Business or the Purchased Assets (or the transfer thereof); (ii) any Liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of Seller's being a member of an affiliated or combined group with any other corporation at any time on or prior to the Closing Date and (iii) any Liability of Seller for the payment of any amounts of the type described in the immediately preceding clause (i) as a result of a contractual obligation to indemnify any other person.

     "Tax Returns" shall mean any report, return, statement, or other information required to be supplied to a Taxing Authority in connection with Taxes.

     The following terms are defined in the following sections of this Agreement:

     Term                                         Section

     Assumed Contracts                  2.1

     Assumed Liabilities                2.3(a)

     Benefit Arrangements          5.13(a)

     Business                                Recital

     Closing                                 3.1

     Closing Date                            3.1

     Employment Contract           4.2(g)(viii)

     Equipment                               2.1(g)

     Holdback                                3.2

     Retained Liabilities               2.5(6)

     Financial Information              5.4(a)

     Governmental Authorizations   5.11

     Intellectual Property              2.1(p)

     Purchase Price                     3.2(c)

     Leases                                       5.6(a)(ii)
     LINC                                         3.2(a)

     Seller Required Consents      5.3

     Supplies                                2.1(h)

     1.2 Interpretation. Unless the context otherwise requires, the terms defined in Section 1.1 shall be applicable to both the singular and plural forms of any of the terms defined herein. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The use of the neuter gender herein shall be deemed to include the masculine and feminine genders wherever necessary or appropriate, the use of the masculine gender shall be deemed to include the neuter and feminine genders and the use of the feminine gender shall be deemed to include the neuter and masculine genders wherever necessary or appropriate.

     2.   Purchase  and  Sale  of Assets; Assumption  of  Certain
          Liabilities

     2.1 Transfer of Assets. On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction (or waiver by the party whose obligations hereunder are subject to such satisfaction) of the conditions set forth in this Agreement, on the Closing Date, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of the assets, rights, properties, Claims, Contracts and business of Seller at the Closing Date of every kind, nature, character and description, tangible and intangible, personal or mixed, wherever located, free and clear of all Liens, including, without limitation, the following:

     (a)  All cash and cash equivalents;

     (b)  All accounts and notes receivable;

     (c)  All Equipment Leases and Subject Equipment;

     (d)  All  applications,  credit files, purchase  orders  and
          other   agreements  and  documents  for  pending  lease
          applications:

     (e) All Contracts referred to in Sections 5.6(a) (i), (ii) and (iii) (the "Assumed Contracts");

     (f) The leasehold interests in real property leased by Seller, as lessee;

     (g) All equipment, furniture, furnishings, fixtures, machinery, vehicles, telephones, computer systems and hardware and other tangible personal property of Seller, excluding the Subject Equipment (collectively, the "Equipment") and all warranties and guarantees, if any, express or implied, existing for the benefit of Seller with respect to the Equipment;
     (h) All supplies on hand, in transit or on order as of the opening of business on the Closing Date, including, without limitation, stationery, forms, labels, directories and promotional materials collectively, (the "Supplies");

     (i) All management information systems; employee and asset records; and Customer names, Customer, subscriber and vendor lists; catalogs, research material, technical information, technology, and quality control data (whether manual or computerized);

     (j)    All  business  plans,  sales  promotion  and  selling
literature,   promotional  and  advertising   materials,   market
research reports and competitor information;

     (k) All Permits issued by any Governmental Body or other third party;

     (l) All security (including cash) deposited with third parties, including, without limitation, the Holdback held by LINC;

     (m)  All goodwill and going concern value;

     (n) All prepaid expenses as of the opening of business on the Closing Date;

     (o)  All Claims against other parties;

     (p) All trademarks, trade names, corporate names, service marks, logos, designs, know-how, trade and business secrets, photographs, artwork, licenses, copyrights, patents, computer software programs and licenses and electronic data processing software and other similar tangible or intangible property including, without limitation, the name Global Finance & Leasing, together with any derivative of the foregoing and the goodwill associated therewith (collectively, "Intellectual Property"); and

     (q) All of the Seller's right, title and interest in and to the telephone and telecopier numbers currently assigned to Seller for business purposes. Attached as Schedule 2.1 is a listing of all telephone and telecopier numbers assigned to Seller which are being transferred to Buyer.

     2.2 Instruments of Conveyance and Transfer. (a) On the Closing Date, Seller shall (i) deliver or cause to be delivered to Buyer such bills of sale, endorsements, consents, assignments, and other good and sufficient instruments of conveyance and assignment, all in recordable form, where applicable, as shall be effective to vest in Buyer all right, title and interest of Seller in and to the Purchased Assets, and (ii) transfer to Buyer originals of all Equipment Leases, Contracts, books, lists, records, files, certificates, Permits, plans and specifications and other data of Seller, including, without limitation, computer tapes and computer-generated records relating to Seller's Business or the Purchased Assets. All materials referred to in subsection (ii) shall be delivered to Buyer in the form and order in which they are maintained by Seller.

     (b) From time to time after the Closing Date, Seller, Mannes and any Affiliate thereof shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such other instruments of conveyance, assignment, transfer and delivery (all documents to be prepared by Buyer) and will take or cause to be taken such other actions as Buyer may reasonably request in order more effectively to sell, convey, assign, transfer, and deliver to Buyer any of the Purchased Assets, or to enable Buyer to protect, exercise and enjoy all rights and benefits of Seller with respect thereto, and as otherwise may be appropriate to carry out the Contemplated Transactions.

     2.3 Assumed Liabilities. (a) On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction of the conditions set forth in this Agreement, on the Closing Date, Buyer shall assume and agree to pay, perform, fulfill and discharge the Liabilities of Seller recorded on the balance sheet of Seller as of Closing (the "Closing Balance Sheet"), but only to the extent of the amount of such Liabilities reflected on the Closing Balance Sheet. Seller shall prepare and provide Buyer with a copy of Seller's Closing Balance Sheet at or prior to the Closing. The liabilities and obligations assumed by Buyer in accordance with this Section 2.3 are sometimes hereinafter referred to as the "Assumed Liabilities."

     (b) Seller and Mannes will take such reasonable action as may be appropriate to obtain the consent of the appropriate party or parties so that Buyer will be permitted to assume the Assumed Liabilities on terms no less favorable than currently exist.

     (c) Except for the Assumed Liabilities, Buyer is not assuming and shall not have any Liability to pay any of the other Liabilities of Seller of any nature whatsoever, known or unknown, fixed or contingent relating to Seller or the Purchased Assets, or to any of them. Without derogating from the generality of the forgoing, Buyer specifically is not assuming: (i) any Tax Liabilities of Seller accruing either before or after the Closing Date, (ii) any Liability of Seller to any of its employees or on account of compensation or benefits due or to become due to such employees or on account of any payments, benefits or rights to which any of such employees are or may be entitled under any Contract or Law (including, without limitation, any arising out of or by reason of the Contemplated Transactions and all pension plans, profit sharing plans and other plans or Contracts relating to major medical, health, disability, life insurance and other related benefits which are or have been maintained by Seller), or (iii) any Liabilities incurred by Seller or Mannes in connection with the negotiation and closing of the Contemplated Transactions, it being understood that Seller is and shall remain responsible for any and all Liabilities not being assumed by Buyer hereunder.

     Such obligations and liabilities of Seller not being assumed by Buyer are referred to herein collectively as the "Retained Liabilities." Seller agrees to perform, fulfill and discharge, when due, all of the Retained Liabilities. Seller and Mannes shall take any and all action which may be necessary to prevent any person from having recourse against any of the Purchased Assets or against Buyer as transferee thereof with respect to any Retained Liabilities and shall indemnify Buyer and hold it harmless therefrom.

     (d) At its sole discretion, Buyer may pay any Retained Liabilities not assumed by it pursuant to this Agreement, if such Liability is not otherwise being contested in good faith by Seller and may deduct the amount paid or incurred in connection with any such Liability from any payment due Seller or Mannes hereunder or any other Contract contemplated hereby.

     3.   Closing: Purchase Price

     3.1 Closing Date. On and subject to the conditions herein set forth, the closing with respect to the transactions provided for in this Agreement (the "Closing") shall take place on April 1, 1997, or at such other time and place as shall be agreed upon by the parties thereto. Notwithstanding the time and date of the delivery of this Agreement and the other documents contemplated hereby, the transactions provided for in this Agreement shall be deemed to have been consummated and shall be fully effective as of the close of business on March 31, 1997 (the "Closing Date").

     3.2 Purchase Price. (a) Initial Payment. At the Closing, Buyer shall pay Seller an amount of cash equal to $1,884,000, which represents the total purchase price of $2,800,000 less $916,000 of the "Holdback", as hereafter defined, held by Newcourt LINC Financial, Inc., and any of its affiliates, subsidiaries, parent, predecessors, and successors (collectively, "LINC") as of the Closing Date (the "Initial Payment"). Holdback means the cash due Global and held by LINC as collateral or security for Global's obligations arising out of any and all transactions between Global and LINC.

     (b) Contingent Payment. A contingent payment equal to the amount of Holdback paid by LINC to Granite subsequent to closing, but, in no event, exceeding the amount of the Holdback deducted from the total purchase price under 3.2 (a) above. The parties recognize that the Holdback received from LINC may be in the form of cash or lease contracts. As Holdback is received from LICN, the parties shall divide such Holdback between them as follows:
55.9% to Seller (determined by dividing the amount of Holdback deducted under 3.2(a) above of $916,000 by the total amount of the Holdback as of the Closing Date of $1,639,449.98) and 44.1% to Buyer. Once Seller has received a total of $916,000 under this Section 3.2(b), all remaining Holdback, if any, received from LINC shall be paid to Buyer.

     (c) Allocation of Price. The amounts payable to Seller in accordance with the provisions of Section 3.2(a) and (b)
(collectively, the "Purchase Price") shall be allocated in the manner set forth in Schedule 3.2(c) hereto. Buyer and Seller agree to act in accordance with such allocations in all Tax Returns, reports and filings and complete and timely file Form 8594 pursuant to applicable Treasury Regulations.

     (d) Method of Payment. All payments due hereunder from Buyer to Seller or from Seller to Buyer shall be made by means of a cashiers check or certified check of the party making the payment or by means of a wire transfer of immediately available funds in accordance with written directions given by the receiving party at least one Business Day prior to the date of transfer.

     4.   Conditions Precedent

     4.1   Conditions Precedent to Obligations of Parties.    The
respective obligations of the parties hereto to consummate the Contemplated Transactions shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

     (a) No Injunction. No provision of any applicable Law and no judgment, injunction, order or decree shall prohibit the consummation of the Contemplated Transactions.

     (b) No Proceedings or Litigation. No Action before any court or any Governmental Body instituted by any person shall have been commenced or pending against Buyer, Seller or Mannes or any of their respective Affiliates, associates, officers or directors which Action shall have a reasonable likelihood of success and which Action seeks to restrain, prevent, change or delay in any material respect the Contemplated Transactions or seeks to challenge any of the terms or provisions of this Agreement or seeks material damages in connection with any of such transactions or seeks to restrain or prevent the ownership and operations by Buyer after the Closing Date of the Purchased Assets and Business of Seller.

     4.2   Conditions Precedent to Obligations of Buyer.      The
obligations of Buyer to consummate the Contemplated Transactions are subject to the satisfaction (or waiver by Buyer) at or prior to the Closing Date of each of the following conditions:

     (a)    Accuracy  of  Representations  and  Warranties.   All
representations and warranties of Seller and Mannes contained herein or in any certificate, instrument or other document delivered to Buyer pursuant hereto shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation and warranty is made as of a specified date, in which case such representation and warranty shall have been true and correct as of such date.

     (b) Performance of Obligations. Seller and Mannes shall have performed all obligations and agreements, and complied with all covenants and conditions, contained in this Agreement to be performed or complied with at or prior to the Closing Date.

     (c) Absence of Certain Changes. Since December 31, 1996, there shall not have been any change in the condition (financial or other), results of operations, assets, business or prospects of the Business of Seller or any Action or Claim filed, or to the knowledge of Seller or Mannes threatened, against or affecting Seller, which has or could have a Material Adverse Effect, except as otherwise disclosed in any Schedule hereto.

     (d) Employees. Seller shall have released from employment all employees of the Business that Buyer wishes to employ and Buyer shall have entered into employment agreements with certain of such employees upon terms acceptable to Buyer.
     (e) Lien Search. Buyer shall have received satisfactory results of Lien searches with respect to the Purchased Assets.

     (f) Consents. etc. All Permits, consents, approvals, and orders of Governmental Bodies and other third parties necessary for the consummation of the Contemplated Transactions shall have been obtained.

     (g)  Deliveries.    There shall have been delivered to Buyer
the following:

          (i) one or more duly executed original bills of sale and assignments, in form and substance satisfactory to Buyer, and all applications therefor, and such other instruments as are necessary or desirable to effect the transfers, conveyances and assignments to Buyer of the Purchased Assets, and a set of the keys to all premises of Seller and to all locks located therein.

          (ii) A certificate, dated the Closing Date, of the Chief Financial Officer of Seller and Mannes confirming the matters set forth in Sections 4.2(a), (b) and (c).

          (iii) A certificate, dated the Closing Date, of the Secretary or Assistant Secretary of Seller certifying, among other things, that attached or appended to such certificate (A) is a true and correct copy of the Certificate of Incorporation of Seller, and all amendments, if any, thereto as of the date hereof; (B) is a true and correct copy of the By-laws of Seller as of the date hereof; (C) is a true copy of all corporate actions taken by Seller and its shareholders, including resolutions of its Board of Directors and shareholders, authorizing the execution, delivery and performance of this Agreement and each other document to be delivered by Seller pursuant hereto and the Contemplated Transactions; (D) are the names and signatures of Seller's duly elected and appointed officers who are authorized to execute and deliver this Agreement and any certificate, document or other instrument in connection herewith.

          (iv) A good standing certificate of Seller.

          (v)  Copies of all Seller Required Consents.

          (vi)   Evidence  of  possession  and  control  of   the
Purchased Assets of Seller (including all corporate books, bank accounts, records and documents).

          (vii)      A signed opinion(s) of Seller's and Mannes's
counsel,   dated   the   Closing  Date,   addressed   to   Buyer,
substantially in the form of opinion annexed as Exhibit A hereto.

          (viii)     A  original  of  the  Employment/Non-Compete
Agreement, duly executed by Mannes, in the form attached hereto as Exhibit B (the "Employment Contract").

     (h) Actions and Proceedings. All corporate actions, proceedings, instruments and documents of Seller and its Affiliates required to carry out the Contemplated Transactions or incidental thereto and all other related legal matters shall be reasonably satisfactory to counsel for Buyer, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

     (i) Minimum Net Worth. Seller's balance sheet as of closing shall reflect a net worth (total assets less total liabilities) of at least $300,000.

     (j) Seller shall have fully reserved on both of its balance sheets dated December 31, 1996, and closing, for the entire amount of the Holdback through increases to its loss reserve.

     4.3 Conditions Precedent to the Obligations of Seller. The obligations of Seller and Mannes to consummate the Contemplated Transactions are subject to the satisfaction (or waiver by Seller or Mannes) at or prior to the Closing Date of each of the following conditions:

     (a) Accuracy of Representations and Warranties. All representations and warranties of Buyer contained herein or in any certificate, instrument or other document delivered to Seller or Mannes pursuant hereto shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation and warranty is made as of a specified date, in which case such representation and warranty shall have been true and correct as of such date.

     (b) Performance of Obligations. Buyer shall have performed all obligations and agreements, and complied with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to the Closing Date in all material respects.

     (c)  Deliveries.     There  shall  have  been  delivered  to
          Seller the following:

          (i)   One  or  more  duly executed original  assumption
agreements,  in  form  and  substance  satisfactory  to   Seller,
pursuant to which Buyer shall assume the Assumed Liabilities.

          (ii) A certificate, dated the Closing Date, of the President of Buyer confirming the matters set forth in Sections
4.3(a) and (b).

          (iii) A certificate, dated the Closing Date, of the Secretary or Assistant Secretary of Buyer certifying, among other things, that attached or appended to such certificate (A) is a true and correct copy of the Certificate of Incorporation of Buyer, and all amendments, if any, thereto as of the date thereof; (B) is a true and correct copy of its By-laws as of the date thereof; (C) is a true copy of all corporate actions taken by it, including resolutions of its Board of Directors, authorizing the execution, delivery and performance of this Agreement, and each other document to be delivered by Buyer pursuant hereto; and (D) are the names and signatures of its duly elected or appointed officers who are authorized to execute and deliver this Agreement and any certificate, document or other instrument in connection herewith.

          (iv) A good standing certificate of Buyer.

          (v) A signed opinion(s) of Buyer's counsel, dated the Closing Date, addressed to Seller, substantially in the form of opinion annexed as Exhibit C hereto.

          (vi)                     A      original     of     the
                                   Employment/Non-Compete
                                   Agreement,  duly  executed  by
                                   Buyer,  in  the form  attached
                                   hereto as Exhibit B.

     (d) Actions and Proceedings. All corporate actions, proceedings, instruments and documents of Buyer required to carry out the Contemplated Transactions or incidental thereto and all other related legal matters shall be reasonably satisfactory to counsel for Seller, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

     5.    Representations and Warranties of Seller  and  Mannes.
Seller and Mannes jointly and severally represent and warrant to Buyer as follows:

     5.1 Due Organization; Power; Good Standing. Seller is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its properties and assets and to conduct its business as now conducted by it. Seller has all requisite power and authority to enter into this Agreement and any other agreement contemplated hereby and to perform its obligations hereunder and thereunder. Except as reflected in Schedule 5.1, Seller is duly authorized, qualified or licensed to do business as a foreign corporation, and is in good standing, in each of the jurisdictions in which its right, title or interest in or to any of the assets held by it, or the conduct of its business, requires such authorization, qualification or licensing, except where the failure to so qualify or to be in good standing could not have a Material Adverse Effect.

     5.2 Authorization and Validity. The execution, delivery and performance by Seller of this Agreement and any other agreements contemplated hereby and the consummation by it of the Contemplated Transactions have been duly authorized by Mannes and the Board of Directors and shareholders of Seller. No other corporate action is necessary for the authorization, execution, delivery and performance by Seller of this Agreement and any other agreements contemplated hereby and the consummating by Seller of the Contemplated Transactions. This Agreement has been duly executed and delivered by each of Seller and Mannes and constitutes a valid and legally binding obligation of each of Seller and Mannes enforceable against them in accordance with its terms.

     5.3   No  Governmental  Approvals or  Notices  Required;  No
Conflict. The execution, delivery and performance of this Agreement and any other agreements contemplated hereby by Seller and Mannes and the consummation by Seller and Mannes of the Contemplated Transactions (a) if the consents set forth in
Schedule 5.3 hereto (the "Seller Required Consents") are obtained, will not violate (with or without the giving of notice or the lapse of time or both), or require any consent, approval, filing or notice under, any provision of any Law, court or administrative order, writ, judgment or decree applicable to Seller or any of its assets or properties, and (b) will not (with or without the giving of notice or the lapse of time or both) (i) violate or conflict with, or result in the breach, suspension or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of Seller under, or (ii) result in the creation of any Lien upon all or any portion of the properties, assets (including the Purchased Assets) or business of Seller pursuant to the charter or by-laws of Seller, or any Contract, Permit or instrument to which the Seller is a party or by which the Seller or any of its properties, assets (including the Purchased Assets) or the Business is bound.

     5.4    Financial  Information;  Liabilities.       (a)   The
Financial Statements of Seller, the Closing Balance Sheet and all other financial and other information provided by Seller to Buyer, including, but not limited to, information on revenue, operating expenses and lease delinquencies and losses (collectively with the Financial Statements and the Closing Balance Sheet, the "Financial Information"), are true, complete, and correct and, subject to the immediately succeeding sentence, present fairly and accurately the financial condition of Seller and the results of Seller's operations for the periods reflected in such Financial Information. Except as otherwise specifically indicated in the Financial Information or on Schedule 5.4(a) hereto, all such Financial Information has been prepared in accordance with GAAP applied consistently throughout the periods involved.

     (b) Seller has no Liability for Taxes, or any long-term lease or unusual forward or long-term commitment for which Buyer will have any liability after Closing other than the Assumed
Liabilities.

     (c) Attached as Schedule 5.4(c) hereto is a list of all creditors of Seller as of the end of the month preceding the date of this Agreement. Such list has been prepared, signed, sworn to (or affirmed) in accordance with the provisions of, and contains the information set forth in, Section 6-104 of the Uniform Commercial Code.

     (d) Except as set forth on Schedule 5.4(d): (i) As at the date of the Financial Statements, Seller did not have any Liabilities that were not fully and adequately reflected or reserved against on the balance sheet contained in, or in the notes to, the Financial Statements; (ii) Seller has not, except in the ordinary course of business consistent with past practice, incurred any Liabilities since the date of the most recent balance sheet included in Financial Statements; and (iii) neither Seller nor Mannes has any knowledge of any circumstance, condition, event or arrangement that they reasonably anticipate would hereafter give rise to any Liabilities of Seller or any successor to its business except Liabilities arising in the ordinary course of business consistent with past practice.

     5.5   Title  and Condition of Properties: Absence of  Liens.
(i) Seller is the sole, true and lawful owner of the Purchased Assets and has, and Buyer on the Closing Date will receive, good and marketable title to all the Purchased Assets, which will at the time of Closing be free and clear of all Liens, except for those Liens recorded or reflected on the Financial Statements or the Schedules hereto. Neither the Seller nor the Business is party to any contract that will interfere in any material respect with, or impose a material burden on, the continuing ownership, operation or use of the Purchased Assets or any portion thereof by Buyer. Seller does not, directly or indirectly, own any real property.

          (ii) Seller has no knowledge of any material defect in the normal operating condition and repair of the Equipment and the Subject Equipment.

          (iii) Except as disclosed on Schedule 5.5(iii), payments due from lessees under all of the Equipment Leases are current and there are no other defaults existing thereunder.

          (iv) Except as disclosed on Schedule 5.5(iv), to the knowledge of Seller and Mannes: (A) neither the Business nor the Real Property is in violation in any material respect of any building, zoning, health, occupational safety or other Law or any Order or Permit in respect of such Real Property, improvements, structures and buildings located therein or thereat; (B) no person, other than Seller, has any right to occupy or possess any of the Real Property or any such structures or buildings thereat;
(C) all tenant improvements or other work required to be performed by or on the part of Seller under any Lease has been completed substantially in accordance with the provisions of such Lease; and (D) no notice has been received by Seller from any insurer or any Governmental Body recommending or requiring any work to be performed on or with respect to the Real Property.

     5.6   Contracts.     (a) (i) Schedule 5.61(a)(i) contains  a
complete and correct list of all Contracts (other than real property Leases and Equipment Leases).

     (ii) Schedule 5.6(a)(ii) contains a complete and correct list of all written leases ("Leases") of real property ("Real Property") under which Seller is a lessee. Schedule 5.6(a)(ii) also sets forth the date of each Lease and any amendments thereto and assignments thereof, the term thereof, (including any renewal options), options to purchase, rights of first refusal and the aggregate monthly rental payable thereunder.

     (iii) Schedule 5.6(a)(iii) contains a complete and correct list of all Equipment Leases owned or serviced by Seller along with a detailed aging of all such Equipment Leases.

     (b) True and complete copies of all Assumed Contracts (including all amendments thereto and waivers in respect thereof) referred to in Section 5.6(a)(i), (ii) and (iii) or in the Schedules thereto have been delivered to Buyer. There are no
Contracts  binding,  affecting or  otherwise  pertaining  to  the
Purchased   Assets,  except  for  this  Agreement,  the   Assumed
Contracts,  Equipment  Leases, Leases and  Liens  listed  in  the
Schedules to this Agreement. To the knowledge of Seller and Mannes all such Assumed Contracts, Equipment Leases, Leases and other arrangements referred to in such Schedules are in full force and effect and are valid and enforceable in accordance with their respective terms and, except as disclosed in such Schedules, no consent or approval of any person is required thereunder by virtue of the Contemplated Transactions. Seller has paid or accrued all amounts due under all such Contracts and has satisfied or provided for all of its liabilities and obligations through the date hereof.

     (c) Each Lease is with an unrelated third-party lessor. Except for the consents required to consummate the Contemplated Transactions, none of the rights of the lessee under any of the Leases will be impaired by the consummation of the Contemplated Transactions and all of the rights under such Leases assumed by Buyer pursuant to this Agreement will inure to and be enforceable by Buyer. As of the Closing Date, all rentals and other monies due for such leased location shall be paid in full. Seller and Mannes represent and warrant that the Business operated by Seller is at the following leased location:

     Global Finance & Leasing, Inc.
     3097 Prairie, S.W.
     Grandville, MI 49418

     (d) Except as disclosed in Schedule 5.6(d), to the knowledge of Seller and Mannes: (i) the Assumed Contracts (including the Leases and Equipment Leases) are valid, subsisting, in full force and effect and binding upon Seller and the other parties thereto in accordance with their respective terms; (ii) neither Seller nor any other party thereto is in default (or alleged default) of any such Contract, nor does any condition exist that with notice or the lapse of time or both would constitute a default (or give rise to a termination right) thereunder; (iii) none of the parties to any such Contract intends to terminate or materially alter the provisions thereof;
(iv) since December 31, 1996, Seller has not waived any material right under any such Contract, materially amended any such Contract or terminated or failed to renew (or received notice of termination or failure to renew with respect to) any such Contract; and (v) Seller has paid or accrued all amounts due under all such Contracts and has satisfied or provided for all of its Liabilities through the date hereof.

     5.7 Legal Proceedings. Except as described in Schedule 5.7, there is no Action to which Seller is a party pending or, to the knowledge of Seller and Mannes, threatened against it or relating to the Purchased Assets or the Business of Seller or the Contemplated Transactions. Neither Seller nor Mannes is in violation of any term of any judgment, writ, decree, injunction or order entered by any court or Governmental Body and outstanding against Seller or Mannes with respect to any of its assets or properties. To the knowledge of Seller and Mannes, except as described in Schedule 5.7, there are no facts which could provide a basis for any such Action. There are no judgments of record against Seller or any judgment Lien on the Purchased Assets, nor any petition in bankruptcy or an insolvency proceeding involved by or against it, nor has it made any general assignment for the benefit of creditors.

     5.8 Insurance. Schedule 5.8 is a list of Seller's insurance maintained on its properties and assets (including the Purchased Assets) and with respect to its employees, representatives and Business. All policies of insurance are in full force and effect and all premiums currently due and owing have been paid. There is no Claim by Seller pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. Such policies of insurance are of the type and in amounts customarily carried by persons conducting a business similar to that of Seller. Seller does not know of any threatened termination of, or premium increase with respect to, any of such policies. True and complete copies of all such policies have been delivered to Buyer.

     5.9 Labor. (a)(i) To Seller's and Mannes's knowledge, Seller is in compliance in all material respects with all applicable Laws relating to employment practices, terms and conditions of employment and wages and hours; (ii) there are no controversies pending or, to the knowledge of Seller and Mannes, threatened between Seller and any of their respective employees, prospective employees, former employees, retirees or labor unions or other collective bargaining representatives representing their employees; (iii) no unfair labor practice complaints have been filed against Seller and Seller has not received any notice reflecting an intention or a threat to file any such complaint;
(iv) there is no labor strike, dispute, slow-down or stoppage pending or, to the knowledge of Seller and Mannes, threatened against Seller; (v) no representation petition is pending with the National Labor Relations Board (or any other labor relations board) in respect of Seller; (vi) Seller has paid in full to all of its employees all wages, salaries, commissions, bonuses, benefits and other compensation due to such employees; (vii) Seller has not closed any facility, effectuated any layoffs of employees or implemented any early retirement or separation program within the past three years, nor has Seller planned or announced any such action or program for the future; (viii) no promises of benefit improvements under the Employee Benefit Programs have been made by Seller or any affiliate thereof to any employee of Seller; and (ix) there are no collective bargaining agreements or agreements with any labor organization which Seller or its Affiliates have entered into on behalf of any employees of Seller, nor, to the knowledge of Seller and Mannes, are there any ongoing efforts to organize any union representation.

     (b) Schedule 5.9(b) sets forth (i) the name, total compensation, date of hire and current salary for each current employee of Seller, (ii) the name and total direct compensation of each consultant, agent or other representative of Seller whose current or committed annual rate of compensation (including bonuses and commissions) exceeds $25,000, (iii) all wage and salary increases, bonuses and increases in any other direct compensation received by or accrued to such persons since December 31, 1996, (iv) any payments or commitments to pay any severance or termination pay to any such persons or to any other person, and (v) any accrual for, or any commitment or agreement by Seller to pay, such increases, bonuses or pay.

     (c) All employees are "employees-at- will" of Seller and Buyer shall be free to hire any such employees after the Closing.

     5.10 Intellectual Property. (a) Schedule 5.10 contains a complete and correct list of (i) all trademarks and service marks, trademark and service mark registrations and applications, trade names and corporate names, (ii) patents, patent applications and all other patent rights, copyrights, copyright registrations and applications owned by Seller and (iii) all material non-governmental licenses or sublicenses granted by or to Seller and other covenants or Contracts to which Seller is a party, which relate in whole or in part to any items of the categories mentioned above or to any other material proprietary rights, trade secrets ideas or know-how owned or licensed by Seller.

     (b) Seller has, and will transfer to Buyer on the Closing Date, good and marketable title to all the Intellectual Property, free and clear of all Liens. To the best knowledge of Seller and Mannes, after due inquiry, no claims have been asserted to the effect that the use of the Intellectual Property by Seller infringes on any Intellectual Property of any other person. To the knowledge of Seller and Mannes, the use of the Intellectual Property by Seller does not infringe on the rights of any person. Seller owns all material Intellectual Property used in Seller's business as presently conducted. To Seller's knowledge no third party is using any Intellectual Property which is confusing with or similar to any of Seller's Intellectual Property.

     5.11 Governmental Authorizations. Schedule 5.11 lists all Permits, variances, waivers, consents and other authorizations of, by or from Governmental Bodies ("Governmental Authorizations") related to the Purchased Assets or the use thereof, or to the knowledge of Seller required in connection with the valid assignment and transfer of the Purchased Assets pursuant hereto or the use of the Purchased Assets by Buyer after the Closing Date. The Governmental Authorizations constitute all Permits required in connection with the ownership, operation or use of the Purchased Assets. In all material respects, Seller has owned, operated and used the Purchased Assets in accordance with the conditions and provisions of such Governmental Authorizations. The Governmental Authorizations are in full force and effect, Seller is in compliance with all obligations thereunder or imposed thereby, and no Actions are pending or, to Seller's or Mannes's knowledge, threatened, which might result in any modification, revocation, termination or suspension of any Governmental Authorization. Each of the Governmental Authorizations will either (i) continue in full force and effect and inure to the benefit of Buyer without any action by any person, or (ii) comparable replacement or substitute Governmental Authorizations will be obtained by Buyer at little or no cost in the ordinary course after application by Buyer therefore.

     5.12 Compliance with Law and Requirements. Seller has conducted its business in compliance in all material respects with all applicable Laws, rights of concession, licenses, know-how or other proprietary rights of others, the failure to comply with which could individually or in the aggregate have a Material Adverse Effect. Seller is not in violation of any Order of any Governmental Body affecting its property, business or the Purchased Assets, the effect of which, individually or in the aggregate, could have a Material Adverse Effect.

     5.13 Employee Benefit Programs. (a) Except asset forth in Schedule 5.13, neither Seller nor any Affiliate of Seller maintains or has ever maintained and/or contributed to any Employee Benefit Plan or other employee benefit plan or arrangement of any kind whatsoever (such employee benefit plans or arrangements hereinafter collectively called the "Benefit Arrangements").

     (b) Each Benefit Arrangement has been maintained and administered at all times substantially in compliance with all applicable Laws including, without limitation, ERISA and the Code. All employer contributions required to be made under the Benefit Arrangements have been fully and timely paid.
     (c) No Action involving the Benefit Arrangements has occurred, is pending or, to the knowledge of Seller and Mannes, is threatened.

     5.14 Certain Fees. Except for Barry Geister, neither Mannes, Seller, nor any of its officers, directors or employees or its Affiliates has employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders' fees in connection with the Contemplated Transactions. Buyer and Seller shall each pay one half of Barry Geister's fees; provided, however, that the total amount of such fees shall not exceed $50,000.

     5.15 Absence of Certain Changes or Events. Except as reflected in the Financial Information or Schedule 5.15, since December 31, 1996, there has not been (i) any material adverse change in the assets or in the condition (financial or other), results of operations, prospects or business of Seller, (ii) any material damage, destruction or loss relating to the business or assets of Seller, whether or not insured, (iii) except as disclosed on any Schedule hereto, any Liability created or incurred which Buyer will assume under Section 2.5 hereof, (iv) any Lien created on any Purchased Asset (v) except in the ordinary course of business, any increase in, or commitment or plan adopted to increase, the wages, salaries, compensation, pension or other benefits or payments to employees, (vi) any material capital expenditures or commitment to make any such expenditures with respect to the Purchased Assets or as to which Buyer will become obligated after the Closing pursuant to this Agreement, (vii) any condemnation Actions commenced with respect to any Purchased Asset or notice received by Seller as to the proposed commencement of any such Actions, (viii) any rights of substantial value waived with respect to the Purchased Assets or the Business of Seller, (ix) any sale or transfer of any Purchased Assets other than dispositions in the ordinary course of business, (x) any termination or failure to renew, or the receipt of any written threat to terminate or not renew any material Contract or (xi) a Material Adverse Effect or any event or events that individually or in the aggregate could result in a Material Adverse Effect. Since December 31, 1996, other than acts relating to the Contemplated Transactions, and except as otherwise disclosed herein, the Business of Seller has been conducted in all significant respects only in the ordinary course, consistent with past practice.

     5.16 Equipment Vendors. Schedule 5.16 lists for the 12 months ended December 31, 1996, the __ largest vendors that refer lease applicants and sell Subject Equipment to Seller. The relationships of Seller with such vendors are reasonable commercial working relationships and: (i) no vendor has refused to provide credit, or has suspended the provision of credit, to Seller as a result of the failure or delay in payment of amounts due to such vendors; (ii) all amounts owing to such vendors, if not in dispute, have been paid in accordance with their respective terms; (iii) no person within the last twelve months has threatened in writing to cancel, or otherwise terminate, the relationship of such person with Seller, and (iv) no person during the last twelve months has decreased materially or, to Seller's knowledge, threatened to decrease or limit materially, its relationship with Seller or intends to decrease or limit materially its referrals of lease applicants to Seller.

     5.17 Environmental Matters. Neither Seller nor any of its Affiliates has in the past violated and is not now in violation of any Environmental Laws in connection with the ownership or operation of any of its assets (including the Purchased Assets) and the conduct of the Business of Seller. Seller has not received any notice from any Governmental Body, and does not have knowledge of any governmental inquiry, with respect to any actual or alleged violation of any Environmental Laws with respect to the Purchased Assets or the Business of Seller and there is not pending or, to the knowledge of Seller and Mannes, threatened any Action against Seller relating to any violation or threatened violation of any Environmental Law. There has been no storage, disposal or treatment of solid wastes or hazardous wastes on, under or at any real property used by Seller while Seller has been in possession of such real property and, to Seller's knowledge, prior to Seller's possession. There has been no release, including any spill, discharge, leak, emission, injection, escape or dumping, of any kind onto any real property used by Seller or into the environment surrounding any such real property, of any Hazardous Materials, other than those releases permissible under applicable Laws or allowable under applicable Permits while Seller has been in possession of such real property and, to Seller's and Mannes' knowledge, prior to Seller's possession. Neither Seller nor, to the knowledge of Seller and Mannes, any other person has discovered any occurrence or condition on any real property adjoining or in the vicinity of any real property used by Seller that could cause such real property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such real property under any Environmental Law.

     5.18  Entire  business.    On the Closing Date, Seller  will
transfer to Buyer all of the Purchased Assets used by Seller in Seller's Business and such Purchased Assets are sufficient to enable Buyer to carry on the Business.

     5.19 Tax Matters. Except as disclosed on Schedule 5.19, all Tax Returns required to be filed by Seller (or its predecessors) on or before the Closing Date have been or shall be timely filed and all Taxes which are due or which may be claimed to be due have been or shall be paid. All Taxes of Seller attributable to periods ending on or before the Closing Date which are not yet due have been adequately provided for and remain the sole responsibility of Seller and/or Mannes. As of the time of filing, the Tax Returns correctly reflected (and, as to any Tax Returns not filed as of the date hereof will correctly reflect) the facts regarding the income, business, assets, operations, activities and status of Seller. There are no Tax Liens upon any property of Seller except for Liens for current Taxes not yet due and payable. All amounts required to be withheld  by  Seller  from  employees for  income  Taxes,  social security and other payroll Taxes have been collected and withheld, and either paid to the respective Governmental Bodies, set aside in accounts for such purpose, or have been or will be accrued, reserved against and entered upon the books and records of Seller. Except for sales Taxes which result from the consummation of the Contemplated Transactions, Seller has collected and remitted to the appropriate Tax Authority all sales and use or similar Taxes required to have been collected on or prior to the Closing Date and has been furnished properly completed exemption certificates for all exempt transactions. Seller has maintained and has in its possession all records, supporting documents and exemption certificates required by applicable sales Tax statutes and regulations to be retained in connection with the collection and remittance of sales and use Taxes for all periods up to and including the Closing Date. Seller (or any of its predecessors) is not a party to or has received any notice with respect to any proposed or pending Action by any Governmental Body for assessment or collection of Taxes, or is party to any dispute or threatened dispute and no such claim for assessment or collection of Taxes has been made upon Seller. Seller is not a "foreign person" within the meaning of section 1445 of the Code, and Seller will furnish Buyer with an affidavit that satisfies the requirements of section 1445 (b)
(2) of the Code. Seller is not and has never been a member of or included in any consolidated, combined or unitary group for purposes of filing Tax Returns or paying Taxes at any time. Seller has no Liability for Taxes of any other person under Treasury Regulation section 1.1502-6 (or any similar provision of state or foreign law), or as a transferee of such person, or under any other provision of law or tax sharing, tax indemnity or similar Contract.

     5.20 Capital Stock; No Subsidiaries.    Mannes owns 100%  of
the  issued  and outstanding common stock of the Seller.   Except
for GFL & S, Inc., Seller does not have any equity interest in any other person.

     5.21 Prohibited Payments. Neither Seller nor any of its officers, directors, employees or agents has offered, paid or agreed to pay any illegal payment or other illegal consideration to customers, suppliers, purchasing agents or other customers' representatives, or engaged in any other illegal reciprocal practice in respect of sales made or to be made by Seller.

     5.22  Affiliate  Transactions.   Except  as  set  forth   on
Schedule 5.22, Seller is not party to any arrangements with any Affiliate of Seller or Mannes or any employee of Seller the absence of which could have a Material Adverse Effect. Schedule
5.22 lists all transactions through the date of this Agreement (or which were entered prior to such date but continue in effect to the date thereof) entered into by Seller with any Affiliate of any of the following: Mannes, Seller, or any directors, officers or employees of Seller.

     5.23 Disclosure. This Agreement, together with all other documents and instruments to be executed and/or delivered by Seller or Mannes in connection herewith, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein and therein not misleading. There is no fact (other than facts relating to general economic, social or political conditions or other facts not specifically relating to the Purchased Assets or the Business) known to Seller or Mannes which materially adversely affects or in the future may, materially adversely affect the Purchased Assets or the ownership, operation, or use thereof by Buyer which has not been set forth herein.

     6.    Representations  and Warranties  of  Buyer.      Buyer
represents and warrants to Seller and Mannes as follows:

     6.1 Due Organization; Good Standing and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate and other power and authority to enter into this Agreement and any other agreement contemplated hereby and to perform its obligations hereunder and thereunder.

     6.2 Authorization and Validity. The execution, delivery and performance by Buyer of this Agreement and any other document contemplated hereby and the consummation by Buyer of the Contemplated Transactions have been duly authorized by its Board of Directors. No other corporate or stockholder action is necessary for the authorization, execution, delivery and performance by Buyer of this Agreement and any other agreements contemplated hereby and the consummation by Buyer of the Contemplated Transactions. This agreement has been duly executed and delivered by Buyer and constitutes a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

     6.3 Governmental Approvals: No Conflict. The execution, delivery and performance of this Agreement and any other agreements contemplated hereby by Buyer and the consummation by it of the Contemplated Transactions (i) will not violate (with or without the giving of notice or the lapse of time or both), or require any consent, approval, filing or notice under any provision of any Law, court or administrative order, writ, judgment or decree applicable to Buyer or its assets or properties, except for such violations the occurrence of which, and such consents, approvals, filings or notices the failure of which to obtain or make, could not, either individually or in the aggregate, have a material adverse effect on Buyer's ability to perform its obligations hereunder, and (ii) will not (with or without the giving of notice or the lapse of time or both) violate or conflict with, or result in the breach, suspension or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of Buyer, under, or in the creation of any Lien pursuant to the charter or by-laws of Buyer or any Contract to which Buyer is a party or by which Buyer or any of its assets or properties is bound, except for such violations, conflicts, breaches, suspensions, terminations, defaults, accelerations or Liens which could not have a material adverse effect on Buyer's ability to perform its obligations hereunder.

     6.4 Certain Fees. Except for Barry Geister, neither Buyer nor any of its officers, directors or employees on behalf of Buyer, has employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders' fees in connection with the Contemplated Transactions. As provided under
Section 5.14, Buyer and Seller shall each pay one half of Barry Geister's fees; provided, however, that the total amount of such fees shall not exceed $50,000.

     6.5 Litigation. There is no Action to which Buyer is a party pending or, to the knowledge of Buyer, threatened against it or relating to the business of Buyer or the Contemplated Transactions. Buyer is not in violation of any term of any judgment, writ, decree, injunction or order entered by any court or Governmental Body and outstanding against Buyer with respect to any of its assets or properties. To the knowledge of Buyer, there are no facts which could provide a basis for any such Action. There are no judgments of record against Buyer, nor any petition in bankruptcy or an insolvency proceeding involved by or against it, nor has it made any general assignment for the benefit of creditors.

     6.6 Compliance with Law and Requirements. Buyer has conducted its business in compliance in all material respects with all applicable Laws, rights of concession, licenses, know-how or other proprietary rights of others, the failure to comply with which could individually or in the aggregate have a Material Adverse Effect on Buyer or its business. Buyer is not in violation of any Order of any Governmental Body affecting its property, business or the assets, the effect of which, individually or in the aggregate, could have a Material Adverse Effect.

     6.7 Environmental Matters. Neither Buyer nor any of its Affiliates has in the past violated and is not now in violation of any Environmental Laws in connection with the ownership or operation of any of its assets and the conduct of the business of Buyer. Buyer has not received any notice from any Governmental Body, and does not have knowledge of any governmental inquiry, with respect to any actual or alleged violation of any Environmental Laws with respect to the business of Buyer and there is not pending or, to the knowledge of Buyer, threatened any Action against Buyer relating to any violation or threatened violation of any Environmental Law. There has been no storage, disposal or treatment of solid wastes or hazardous wastes on, under or at any real property used by Buyer while Buyer has been in possession of such real property and, to Buyer's knowledge, prior to Buyer's possession. There has been no release, including any spill, discharge, leak, emission, injection, escape or dumping, of any kind onto any real property used by Buyer or into the environment surrounding any such real property, of any Hazardous Materials, other than those releases permissible under applicable Laws or allowable under applicable Permits while Buyer has been in possession of such real property and, to Buyer's knowledge, prior to Buyer's possession. Neither Buyer nor, to the knowledge of Buyer, any other person has discovered any occurrence or condition on any real property adjoining or in the vicinity of any real property used by Buyer that could cause such real property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such real property under any Environmental Law.

     6.8 Assumption of Purchased Assets. On the Closing Date, Buyer will accept and assume from Seller all of the Purchased Assets used in Seller's Business; provided, however, that Buyer is only assuming those liabilities of Seller recorded on the Closing Balance Sheet.

     7.   Covenants and Agreements.

     7.1 Access to Information. Seller agrees to (a) give or cause to be given to Buyer and its Representatives and potential financing sources such access, during normal business hours, on reasonable advance written notice, to the offices, properties, books and records of Seller as Buyer may from time to time reasonably request and (b) furnish or cause to be furnished to Buyer such financial and operating data and other information with respect to the business and properties (including the Purchased Assets) of Seller, as Buyer may from time to time reasonably request. Buyer and its Representatives and potential sources of financing shall have access, in consultation with Seller, to such Representatives of Seller as Buyer may reasonably request. Mannes shall, and shall cause Seller and its Representatives to, cooperate fully with Buyer's investigation.

     7.2 Conduct of the Business. Seller and Mannes jointly and severally agree that, except as required by this Agreement or otherwise consented to in writing by Buyer, during the period commencing on the date of this Agreement and ending on the Closing Date, Seller shall:

     (a) operate its business only in the usual, regular and ordinary manner, on a basis consistent with past practice and, to the extent consistent with such operation, use its reasonable efforts to preserve its present business organization intact, keep available the services of its present employees and preserve its present business relationships;

     (b) maintain its books, accounts and records relating to its business in the usual, regular and ordinary manner, on a basis consistent with past practice, comply with and perform in all material respects all Laws and contractual and other obligations applicable to it or its business;

     (c) except for Equipment Leases entered into in the ordinary course of business, not enter into any Contract which is not terminable by the parties upon 30 days notice or less or which involves aggregate consideration in excess of $1,000.00;

     (d) not (i) dispose of or abandon any of the Purchased Assets, other than in the ordinary course of business, consistent with past practice, (ii) enter into, change, waive or otherwise modify any Contract, other than in the ordinary course of business consistent with past practice, (iii) enter into or engage in any transaction with any Affiliate other than to continue existing business relationships with Affiliates;

     (e) not change any material accounting principle and Seller shall maintain its books, accounts, and records in conformity with past practices;

     (f)    not   authorize  or  make  any  capital  expenditures
involving the payment or Liability of $5,000 or more in the aggregate; or

     (g) authorize any of, or commit or agree to take any of, the foregoing actions.

     7.3 Further Actions. Subject to the terms and conditions hereof, Seller and Buyer agree to use reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the Contemplated Transactions, including using its reasonable efforts (without payment of money, commencement of an Action or the assumption of any material obligation): (i) to obtain at the earliest practicable date prior to the Closing Date (pursuant to instruments reasonably satisfactory to Buyer in form and substance) all Permits and consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties to Contracts with Seller as are necessary for the consummation of the Contemplated Transactions; (ii) to effect all necessary registrations and filings; (iii) to furnish to each other such information and assistance as reasonably may be requested in connection with the foregoing; and (iv) to assist Buyer in obtaining prior to the Closing Date all Governmental Authorizations as are necessary in order to enable Buyer to conduct the business of Seller in the ordinary course as of and from the opening of business on the Closing Date. To the extent that any consent or approval is not obtained with respect to any Contract as contemplated above, this Agreement shall not constitute an assignment or an attempted assignment thereof. In each such case, without prejudicing or limiting Buyer's rights under other Sections of this Agreement, Seller agrees to cooperate with Buyer in any reasonable arrangement designed to provide for Buyer the benefits under any such Contract, including enforcement at the cost and for the account of Buyer of any and all rights of Seller against the other party or otherwise. If and to the extent that such arrangement cannot be made, Buyer shall not have any Liability with respect to any such Contract.

     7.4 Notification. Seller shall promptly notify Buyer and keep it advised of (i) any Action instituted or threatened in writing against Seller which could, if adversely determined, have a Material Adverse Effect; (ii) any material damage or destruction of any of the Purchased Assets; (iii) any material adverse change in the condition (financial or other), results of operations, assets, business or prospects of Seller, including the Purchased Assets and the Business; (iv) any termination of an employee relationship with Seller; (v) any notice from any Governmental Body in connection with the Contemplated Transactions; and (vi) any event, condition or circumstance that would constitute a violation or breach of any representation, warranty or covenant contained herein.

     7.5 No Inconsistent Action. The parties hereto shall not take any action inconsistent with their obligations under this Agreement or which could materially hinder or delay the consummation of the Contemplated Transactions. None of the parties hereto shall take or omit to take any action that could result in any of their respective representations and warranties not being true in all material respects as of the Closing Date.

     7.6 Seller Employees. Seller shall not interfere with the efforts of Buyer to hire those employees of Seller whom Buyer wishes to employ after the Closing. Seller covenants and agrees that it will not be a party to any action or activity which would deprive Buyer of the services of the foregoing employees of Seller. Buyer shall have no obligation and by this Agreement does not assume any obligation to any employee of Seller, except as may specifically be negotiated by such employee and Buyer. Nothing herein shall be deemed to constitute Buyer a successor employer to Seller. Seller shall remain solely responsible for all wages, sick leave, vacation pay or other benefits which may be due to such employees prior to the Closing.

     7.7 Change of Names. At the Closing, Seller shall, and Mannes shall cause Seller to, relinquish any and all rights any of them may have in and to the trade name "Global Finance & Leasing" and any other trade name, trademark or service mark used by them or any of their affiliates and convey to Buyer any and all such rights. Promptly following the Closing (and, in any event, within fifteen (15) business days following the Closing
Date) Seller shall, and Mannes shall cause Seller to, take such action as necessary to change the name of Seller so that such name will not resemble the trade name "Global Finance & Leasing". Immediately after the Closing Date, Seller shall discontinue using and deliver to Buyer any assets in its possession including, without limitation, stationery, business cards and literature, bearing the trade name "Global Finance & Leasing."

     7.8 Negotiations with Others. From and after the date hereof unless and until this Agreement shall have terminated in accordance with its terms, Mannes will not, and will not permit Seller, or any officer, director, employee or other representative of Seller to, directly or indirectly (a) solicit, engage in discussions or engage in negotiations with any person
(other than Buyer or any of its Affiliates) with respect to an Acquisition Proposal; (b) provide information to any person (other than Buyer or any of its Affiliates) in connection with an Acquisition Proposal; or (c) enter into any transaction with any person (other than Buyer or any of its Affiliates) with respect to an Acquisition Proposal. If any of Mannes, Seller, or any of their Representatives receives any offer or proposal to enter into discussions or negotiations relating to any of the above, Seller will immediately notify Buyer in writing as to the identity of the offeror or the party making any such proposal and the specific terms of such offer or proposal.

     7.9    Bulk  Sales  Law.      The  parties  agree  to  waive
compliance with the provisions of the Bulk Sales Law of any jurisdiction.

     7.10   Public  Announcements.     Upon  execution  of   this
Agreement, Buyer may issue a news release or other public announcement regarding the Contemplated Transactions. No other public announcements will be made by Seller or Mannes without the prior written consent of Buyer.

     7.11 Expenses. Subject to Section 7.12, whether or not the Contemplated Transactions are completed, each of the parties hereto shall pay the fees and expenses incurred by it in connection with the negotiation, preparation, execution and performance of this Agreement, including, without limitation, attorneys' and accountants' fees. The foregoing shall not affect the legal right, if any, that any party hereto may have to recover expenses from any other party that breaches its obligations hereunder.

     7.12 Transfer Taxes and Recording Expenses. Seller shall bear and pay any and all sales, motor vehicle or transfer Taxes and recording expenses, if any, required to be paid in connection with the transfer of the Purchased Assets (including any interest, charge or penalty with respect thereto).

     7.13 Books and Records. From and after the Closing, Buyer and Seller, at the expense of the requesting party, shall make available to each other (including the right to make copies) any and all books and records of or relating to Seller reasonably requested in connection with (a) any matter for which indemnification is claimed; (b) any inquiry or investigation by any Governmental Body; or (c) any Action. Buyer and Seller shall retain, or cause to be retained, for as long as any taxable year in the Tax period (including partial periods) that ends on or prior to the Closing Date, including but not limited to any short taxable year required under Section 1.1502-76 of the Treasury regulations, shall remain open for assessment of Taxes, any material records or information which may be relevant to any such Tax returns or audits or other examinations by any Tax Authority relating to the Company, and shall not dispose of any such Tax returns, books or records relating to the Company during such period.

     7.15 Confidentiality. (a) Buyer, on the one hand, and Mannes and Seller, on the other hand, each shall hold in strict confidence, and shall use its best efforts to cause all its Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, including disclosure required by applicable securities laws, all confidential or proprietary information concerning Seller (in the case of Buyer) and Buyer (in the case of the Seller) which is created or obtained prior to, on or after the dates hereof in connection with the Contemplated Transactions, and Buyer and Seller each shall not use or disclose to others, or permit the use of or disclosure of, any such information created or obtained except (i) to its officers, directors, employees, Representatives and lending institutions who need to know such information in connection with this Agreement, and (ii) to the extent that such information can be shown to have been (A) previously known by Buyer or Seller, as the case may be, or (B) in the public domain through no fault of Buyer or Seller, as the case may be, or any of their respective Representatives.

     (b) If the Contemplated Transactions are consummated, Seller and Mannes shall each hold in strict confidence, and shall use its best efforts to cause all its Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all information concerning the Business and Seller and Mannes each shall not use or disclose to others, or permit the use of or disclosure of any such information except to the extent that such information can be shown to have been in the public domain through no fault of Seller or Mannes or any of their respective Representatives.

     8.   Termination

     8.1 General. This Agreement may be terminated and the Contemplated Transactions abandoned (a) by mutual consent of Buyer and Seller, (b) by Buyer, if there has been breach of Seller's or Mannes' covenants and agreements hereunder or if the conditions contained in Sections 4.1 and 4.2 cannot be fulfilled on or before the Closing Date, as extended by agreement of the parties, (c) by Seller, if there has been a breach of Buyer's covenants and agreements hereunder or if the conditions contained in Sections 4.1 and 4.3 cannot be fulfilled on or before the Closing Date, as extended by agreement of the parties, or (d) by any party by notice to the other parties in the event that the Closing, as extended by agreement of the parties, shall not have occurred on or before April 11, 1997; provided however, that if the Closing shall not have occurred on or before April 11, 1997, due to the act or omission of one of the parties, that party may not terminate the Agreement, except that no party shall be deemed to have willfully taken action or to have willfully omitted to take action for purposes hereof by reason of such party's failure or refusal to (i) pay money to any third parties, (ii) commence litigation, (iii) assume any other material obligation not otherwise required to be assumed by this Agreement or (iv) agree with any Governmental Body or any other person that such party will divest or hold separate any assets as a condition of completing any of the Contemplated Transactions.

     8.2 No Liabilities in Event of Termination. In the event of any termination of the Agreement pursuant to Section 8.1, this Agreement shall forthwith become null and void and of no further force or effect and there shall be no Liability on the part of Buyer, Seller or Mannes, except under Sections 7.11, 7.15, 8.3 and 9 of this Agreement which shall remain in full force and effect, and except that termination shall not preclude any party from suing any other party for breach of this Agreement.

     8.3   Non-Solicitation.   All parties further agree that for
one (1) year following the termination of this Agreement pursuant to Section 8.1, that they will not solicit for employment or hire any employees of any other party to this Agreement.

     9.   Indemnification

     9.1 Survival of Representations. The representations, warranties, covenants and agreements contained in this Agreement, and in any agreements, certificates or other instruments delivered pursuant to this Agreement, shall remain in full force and effect, regardless of any investigations made by or on behalf of any party, but subject to all express limitations and other provisions contained in this Agreement. Such representations and warranties shall survive the Closing hereunder: (a) for the applicable statute of limitations period with respect to matters covered by Section 5.19; and (b) for three (3) years with respect to all other matters.

     9.2 Seller and Mannes Indemnity. Seller and Mannes, jointly and severally agree to indemnify and hold harmless Buyer and its Affiliates against and in respect of (i) all Liabilities of Seller or any of its Affiliates not assumed by Buyer pursuant to this Agreement or under any other agreement executed and delivered by the parties in furtherance of the transactions described herein; (ii) any Claim, cost, loss, Liability or damage incurred or sustained by Buyer or its Affiliates as a result of any misrepresentation or breach of warranty by Seller or Mannes or a breach by Seller or Mannes of any covenant or other agreement contained herein or under any other agreement executed and delivered by the parties in furtherance of the transactions described herein; (iii) Liabilities for sales, use, income and other Taxes arising at any time out of the operation of the Business of Seller and its Affiliates prior to the opening of business on the Closing Date; (iv) any Claim, cost, loss, Liability or damage incurred or sustained by Buyer or its Affiliates as a result of the operation of the Business of Seller and its Affiliates prior to the opening of business on the Closing Date, except to the extent specifically assumed by Buyer pursuant to this Agreement and (v) all Claims, liabilities, losses, costs and expenses incurred by Buyer (in excess of the Holdback) arising out of or in connection with all transactions between Seller and LINC, including, without limitation, repurchases of leases by Buyer from LINC due to a payment default by lessee within the first three payments after being purchased by LINC or a default by Seller of its other representations, warranties or covenants in favor of LINC. Seller and Mannes jointly and severally agree to indemnify and hold harmless Buyer and its Affiliates against and in respect of all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Buyer or its Affiliates in connection with any Action, demand, assessment or judgment incident to any of the matters indemnified against in this Section 9.2. Buyer shall not assert a claim for indemnification from Seller or Mannes under this Section 9.2 unless and until the aggregate amount of Buyer's claims exceeds $250,000, at which time this sentence shall be of no further force and effect and Buyer shall be entitled to fully assert all such existing claims.

     9.3 Buyer Indemnity. Buyer agrees to indemnify and hold harmless Seller, Mannes and their respective Affiliates against and in respect of (i) any Claim, cost, loss, Liability or damage incurred or sustained by Seller, Mannes or any of their respective Affiliates as a result of the failure by Buyer to assume and discharge the Assumed Liabilities; (ii) any Claim, cost, loss, Liability or damage incurred or sustained by Seller, Mannes or any of their respective Affiliates as a result of any misrepresentation or breach of warranty by Buyer or a breach by
Buyer of any covenant or other agreement contained herein or under any other agreement executed and delivered by the parties in furtherance of the transactions described herein; (iii) Liabilities for sales, use, income and other Taxes accruing and incurred as result of the operation of the Business subsequent to the Closing; and (iv) any Claim, cost, loss, Liability or damage incurred or sustained by Seller, Mannes or any of their respective Affiliates as a result of the operation of the
Business by Buyer following the opening of business on the Closing Date. Buyer agrees to indemnify and hold harmless
Seller, Mannes and their respective Affiliates against and in respect of all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by such parties in connection with any Action, demand, assessment or judgment incident to any of the matters indemnified against in this Section 9.3.

     9.4 Procedures for Indemnification. Promptly after receipt by an indemnified party under this Section 9 of notice of any Claim, the commencement of any Action, or the discovery of any facts or circumstances which could reasonably result in, if not attended to, a Claim or commencement of any Action, the indemnified party shall, if a Claim in respect thereof is to be or may be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the Claim, the commencement of that Action or state of facts of circumstances; provided that, the failure to notify the indemnifying party shall not relieve it from any Liability which it may have to the indemnified party, except to the extent it is actually prejudiced as a result of such delay. If any such Claim shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate at its cost and expense jointly with the indemnified party in the indemnified party's defense, settlement or other disposition of any such Claim. With respect to any such Claim relating solely to the payment of money damages and which will not result in the indemnified party's becoming subject to injunctive or other relief or otherwise materially adversely affect the business of the indemnified party in any manner, and as to which the indemnifying party shall have acknowledged in writing the obligation to indemnify the indemnified party hereunder, the indemnifying party shall have the sole right to defend, settle or otherwise dispose of such claim on such terms as the indemnifying party, in its sole discretion, shall deem appropriate; provided, however that the indemnifying party shall obtain the written consent of the indemnified party, which shall not be unreasonably withheld, prior to ceasing to defend, settling or otherwise disposing of any such claim if as a result thereof the indemnified party would become subject to injunctive or other equitable relief or the business of the indemnified party would be materially adversely affected in any manner; and provided, further, that if the indemnified party has elected to be represented by separate counsel pursuant to the proviso to the following sentence, such settlement or compromise shall be effected only with the consent of the indemnified party, which consent shall not be unreasonably withheld. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ counsel to represent it if, in the indemnified party's reasonable judgment, it is advisable for the indemnified party to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the indemnified party. The parties each agree to render to the other parties such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such claim or proceeding.

     9.5 Additional Agreements. (a) The parties agree that Buyer shall be permitted to offset against any payments due Seller or Mannes under this Agreement or under any other agreement contemplated herein (except for the Employment Contract, against which no offset shall be made) the amount of any indemnification payments required to be made by Seller or Mannes pursuant to this Section 9, provided, however, that if it is subsequently determined that any such offset was not proper, Buyer shall pay to the person against whom such offset was made, in addition to the amount of such offset, interest thereon at the rate of 2% in excess of the Buyer's cost of borrowing at such time from the date such payment should have been paid to Seller or Mannes.

     (b) The parties agree that any indemnification payments made pursuant to this Agreement shall be treated for tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable Law.

     10.  Miscellaneous

     10.1 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied or sent by nationally recognized overnight carrier, or mailed by certified mail, postage prepaid, return receipt requested, as follows:

          (a)  If to Seller or Mannes, to:

               Thomas Mannes
               3097 Praire, S.W.
               Granville, MI 49418

               Telephone: 616-530-8117
               Telecopier: 616-530-1788

          (b)  If to Buyer:

               Granite Financial Acquisition Corp. I
               6424 W. 91st Avenue
               Westminster, CO  80030-2913
               Telephone: 303-650-4059
               Telecopier: 303-650-4061
or to such other address as any party shall have specified by notice in writing to the other parties. All such notices, requests, demands and communications shall be deemed to have been received on the date of personal delivery or on the first Business Day after dispatch by an overnight carrier or on the third Business Day after mailing by certified mail, return receipt requested.

     10.2 Entire Agreement. This Agreement (including the Exhibits and Schedules thereto) constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter thereof.

     10.3 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     10.4 Assignability. Except as set forth in Section 10.12, this Agreement shall not be assignable, in whole or in part, by any party hereto without the prior written consent of the other parties thereto.

     10.5 No Third Party Beneficiaries. Nothing herein expressed or implied shall confer upon any of the employees of Seller any rights or remedies, including, without limitation, any right to employment, or continued employment for any specified period, of any nature or kind under or by reason of this Agreement.

     10.6 Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties thereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein, or in any documents delivered or to be delivered pursuant to this Agreement or in connection with the Closing hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     10.7 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void, or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

     10.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
     10.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado without regard to conflicts of laws principles thereof.

     10.10 Attorneys' Fees. In the event of any litigation concerning any controversy, Claim or dispute between the parties hereto, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and costs incurred therein or in the enforcement or collection of any judgment or award rendered therein. The "prevailing party" means the party determined by the court to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

     10.11 Exhibits. All Exhibits and Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement. The disclosure contained in any one Schedule to this Agreement, if by its description in such Schedule is clearly applicable to other sections of this Agreement, will also be deemed to have been made with respect to such other sections even if such disclosure is not repeated in any other Schedules.

     10.12 Designated Buyer. It is understood and agreed between the parties that Buyer may cause one or more Affiliates or other entities designated by it (the "Designated Buyer") to carry out all or part of the Contemplated Transactions to be carried out by Buyer; provided, that Buyer nevertheless shall remain liable for all of its obligations and those of any Designated Buyer hereunder.

     10.13 Arbitration. Each party hereby agrees to submit to binding arbitration in Denver, Colorado, all disputes or controversies arising out of or in conjunction with this Agreement in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. The prevailing party in any such arbitration shall be entitled to an award of reasonable attorneys fees, costs and disbursements, including reimbursement for costs of witness' travel and subsistence incurred as a result of such arbitration. Judgment upon any arbitration award rendered may be entered in any court having jurisdiction thereof.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Asset Purchase Agreement as of the date first above written.


                              Granite Financial Acquisition Corp.
                              I



                              By:
                              ___________________________________

                              Title:
                              __________________________________

                              Global Finance & Leasing, Inc.



                              By:
                              ___________________________________

                              Title:
                              __________________________________



                              ___________________________________
                              _____
                              Thomas Mannes, individually